EXHIBIT 32.1

Pursuant to 18 U.S.C. §1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Coach, Inc. (the “Company”) hereby certifies, to such officer’s knowledge, that:

(i)  the accompanying Annual Report on Form 10-K of the Company for the fiscal year ended June 29, 2013 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 22, 2013

By:	/s/ Lew Frankfort Name: Lew Frankfort Title: Chairman and Chief Executive Officer

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Pursuant to 18 U.S.C. §1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Coach, Inc. (the “Company”) hereby certifies, to such officer’s knowledge, that:

(i)  the accompanying Annual Report on Form 10-K of the Company for the fiscal year ended June 29, 2013 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 22, 2013

By:	/s/ Jane Nielsen Name: Jane Nielsen Title: Executive Vice President and Chief Financial Officer

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